REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of PNC Funds:

In planning and performing our audits of the financial statements of the PNC Funds (the "Funds") comprising PNC Ultra Short Bond Fund, PNC Ohio Intermediate Tax Exempt Bond Fund, PNC Pennsylvania Intermediate Municipal Bond Fund, PNC Michigan Intermediate Municipal Bond Fund, PNC Intermediate Tax Exempt Bond Fund, PNC Limited Maturity Bond Fund, PNC Total Return Advantage Fund, PNC Government Mortgage Fund, PNC Intermediate Bond Fund, PNC Bond Fund, PNC High Yield Bond Fund, PNC Balanced Allocation Fund, PNC S&P 500 Index Fund, PNC Large Cap Core Equity Fund, PNC Large Cap Value Fund, PNC Large Cap Growth Fund, PNC Multi-Factor Small Cap Value Fund, PNC Small Cap Fund, PNC Multi-Factor Small Cap Growth Fund, PNC Multi-Factor Small Cap Core Fund, PNC Mid Cap Value Fund, PNC International Equity Fund, PNC Pennsylvania Tax Exempt Money Market Fund, PNC Ohio Municipal Money Market Fund, PNC Tax Exempt Money Market Fund, PNC Government Money Market Fund, PNC Money Market Fund, PNC Treasury Money Market Fund, PNC Tax Exempt Limited Maturity Bond Fund, PNC Maryland Tax Exempt Bond Fund, PNC Retirement Income Fund, PNC Target 2020 Fund, PNC Target 2030 Fund, PNC Target 2040 Fund, PNC Target 2050 Fund, as of and for the year ended May 31, 2013 (as to the PNC Retirement Income Fund, PNC Target 2020 Fund, PNC Target 2030 Fund, PNC Target 2040 Fund and PNC Target 2050 Fund, as of and for the period October 1, 2012, commencement of operations, through May 31, 2013), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of May 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of PNC Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 30, 2013